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                                                                    EXHIBIT 10.1

















                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           BAY PACIFIC NORTHWEST, L.P.























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                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE 1
    DEFINED TERMS..........................................................   1

ARTICLE 2
    ORGANIZATIONAL MATTERS.................................................  14
    Section 2.1 FORMATION..................................................  14
    Section 2.2 NAME.......................................................  15
    Section 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE..............  15
    Section 2.4 POWER OF ATTORNEY..........................................  15
    Section 2.5 TERM.......................................................  17

ARTICLE 3
    PURPOSE................................................................  17
    Section 3.1 PURPOSE AND BUSINESS.......................................  17
    Section 3.2 POWERS.....................................................  17

ARTICLE 4
    CAPITAL CONTRIBUTIONS..................................................  18
    Section 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS......................  18
    Section 4.2 NO ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS............  19
    Section 4.3 DISCRETIONARY CAPITAL CONTRIBUTIONS........................  19
    Section 4.4 NO GUARANTEED PAYMENT WITHIN THE MEANING OF
                SECTION 707(c) OF THE INTERNAL REVENUE CODE................  20
    Section 4.5 FUNDING TO COMPENSATE FOR CERTAIN DISTRIBUTIONS............  20

ARTICLE 5
    DISTRIBUTIONS..........................................................  20
    Section 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS..........  20
    Section 5.2 AMOUNTS WITHHELD...........................................  22

ARTICLE 6
    ALLOCATIONS OF PROFIT AND LOSS.........................................  22
    Section 6.1 CAPITAL ACCOUNTS...........................................  22
    Section 6.2 PROFITS, LOSSES AND DISTRIBUTIVE SHARES....................  23
    Section 6.3 NEGATIVE CAPITAL ACCOUNTS..................................  28
    Section 6.4 APPLICATION TO ASSIGNEES...................................  28



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                                                                           PAGE

ARTICLE 7
    MANAGEMENT AND OPERATIONS OF BUSINESS..................................  28
    Section 7.1   MANAGEMENT...............................................  28
    Section 7.2   CERTIFICATE OF LIMITED PARTNERSHIP.......................  31
    Section 7.3   RESTRICTIONS ON GENERAL PARTNER AUTHORITY................  32
    Section 7.4   REIMBURSEMENT OF THE GENERAL PARTNER.....................  33
    Section 7.5   CONTRACTS WITH AFFILIATES................................  33
    Section 7.6   INDEMNIFICATION..........................................  34
    Section 7.7   LIABILITY OF THE GENERAL PARTNER.........................  35
    Section 7.8   OTHER MATTERS CONCERNING THE GENERAL PARTNER.............  36
    Section 7.9   TITLE TO PARTNERSHIP ASSETS..............................  37
    Section 7.10  RELIANCE BY THIRD PARTIES................................  37
    Section 7.11 GENERAL PARTNER'S CAPITAL CONTRIBUTION TO FUND THE CONTRIBUTORS' PRORATIONS AND OTHER EXPENSES
                  UNDER THE CONTRIBUTION AGREEMENTS........................  38

ARTICLE 8
    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.............................  38
    Section 8.1   LIMITATION OF LIABILITY..................................  38
    Section 8.2   MANAGEMENT OF BUSINESS...................................  38
    Section 8.3   OUTSIDE ACTIVITIES OF LIMITED PARTNERS AND ASSIGNEES.....  38
    Section 8.4   RETURN OF CAPITAL........................................  39
    Section 8.5   EXCHANGE RIGHTS OF QUALIFYING PARTIES....................  39
    Section 8.6   THE GENERAL PARTNER'S RIGHT TO CALL LIMITED PARTNER
                  INTERESTS................................................  44
    Section 8.7   OTHER EXCHANGES..........................................  44
    Section 8.8   RIGHT TO NOTICE UPON SPECIAL DIVIDEND BY BAY.............  45

ARTICLE 9
    BOOKS, RECORDS, ACCOUNTING AND REPORTS.................................  45
    Section 9.1   RECORDS AND ACCOUNTING...................................  45
    Section 9.2   FISCAL YEAR..............................................  45
    Section 9.3   REPORTS..................................................  46
    Section 9.4   CONFIDENTIAL MATERIAL....................................  46

ARTICLE 10
    TAX MATTERS............................................................  46
    Section 10.1  PREPARATION OF TAX RETURNS...............................  46
    Section 10.2  TAX ELECTIONS............................................  46
    Section 10.3  TAX MATTERS PARTNER......................................  47
    Section 10.4  ORGANIZATIONAL EXPENSES..................................  48
    Section 10.5  WITHHOLDING..............................................  49



                                      (ii)


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                                                                           PAGE


ARTICLE 11
    TRANSFERS AND WITHDRAWALS..............................................  50
    Section 11.1  TRANSFER.................................................  50
    Section 11.2  TRANSFER OF THE GENERAL PARTNER INTEREST.................  50
    Section 11.3  LIMITED PARTNERS' RIGHTS TO TRANSFER.....................  51
    Section 11.4  SUBSTITUTED LIMITED PARTNERS.............................  52
    Section 11.5  ASSIGNEES................................................  53
    Section 11.6  INTENTIONALLY OMITTED....................................  53
    Section 11.7  GENERAL PROVISIONS.......................................  53

ARTICLE 12
    ADMISSION OF PARTNERS..................................................  54
    Section 12.1  ADMISSION OF SUCCESSOR GENERAL PARTNER...................  54
    Section 12.2  AMENDMENT OF AGREEMENT AND CERTIFICATE OF
                  LIMITED PARTNERSHIP......................................  54

ARTICLE 13
    DISSOLUTION, LIQUIDATION AND TERMINATION...............................  55
    Section 13.1  DISSOLUTION..............................................  55
    Section 13.2  WINDING UP...............................................  56
    Section 13.3  RIGHTS OF PARTNERS.......................................  57
    Section 13.4  NOTICE OF DISSOLUTION....................................  57
    Section 13.5  TERMINATION OF PARTNERSHIP AND CANCELLATION OF
                  CERTIFICATE OF LIMITED PARTNERSHIP.......................  57
    Section 13.6  REASONABLE TIME FOR WINDING-UP...........................  58
    Section 13.7  WAIVER OF PARTITION......................................  58


ARTICLE 14
    AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...........................  58
    Section 14.1  AMENDMENTS...............................................  58
    Section 14.2  MEETINGS OF THE PARTNERS.................................  59

ARTICLE 15
    GENERAL PROVISIONS.....................................................  59
    Section 15.1  ADDRESSES AND NOTICE.....................................  59
    Section 15.2  TITLES AND CAPTIONS......................................  60
    Section 15.3  PRONOUNS AND PLURALS.....................................  60
    Section 15.4  FURTHER ACTION...........................................  60
    Section 15.5  BINDING EFFECT...........................................  60
    Section 15.6  CREDITORS................................................  60
    Section 15.7  WAIVER...................................................  60
    Section 15.8  COUNTERPARTS.............................................  61
    Section 15.9  APPLICABLE LAW...........................................  61




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                                                                           PAGE


    Section 15.10   INVALIDITY OF PROVISIONS................................ 61
    Section 15.11   ENTIRE AGREEMENT........................................ 61


EXHIBITS

Exhibit A  -   Partners Contributions and Partnership Interests
Exhibit B  -   Form of Guarantee
Exhibit C  -   Form of Notice of Exchange
Exhibit D  -   Form of Prospective Subscriber Questionnaire
Exhibit E  -   Representations and Warranties





                                      (iv)

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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.


       THIS AGREEMENT OF LIMITED PARTNERSHIP OF Bay Pacific Northwest, L.P. (as it may be amended, supplemented or restated from time to time, this "Agreement"), dated as of September 12, 1997, is entered into by Bay Apartment Communities, Inc., a Maryland corporation (the "General Partner") and the Persons (as defined below) whose names are set forth on EXHIBIT A attached hereto (as it may be amended from time to time) (collectively, the "Initial Limited Partners").

       NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE 1
                                  DEFINED TERMS

       The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

       "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

       "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Partner or Assignee, such Partner's or Assignee's Capital Account maintained in accordance with Section 6.1 hereof, as of the end of the relevant period, after giving effect to the following adjustments:

       A. Credit to such Capital Account that portion of any deficit Capital Account balance that such Partner or Assignee is obligated to restore under the terms of this Agreement or any other document, such Partner's or Assignee's share of Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(1) and such Partner's or Assignee's share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

       B. Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.




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       "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner or
Assignee, the deficit balance, if any, in that Partner's or Assignee's Adjusted Capital Account as of the end of the relevant period.

       "ADJUSTMENT FACTOR" means 1.0; provided, however, that in the event Bay or its successors in interest (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, or
(iv) issues REIT Shares to all holders of its outstanding REIT Shares pursuant to a recapitalization or reclassification of outstanding REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined by assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination; provided, further, that in the event Bay or its successor in interest engages in a Transaction that results in the Transfer of the General Partner Interest, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction
(A) the numerator of which shall be the Value of a REIT Share of the predecessor General Partner immediately prior to the effectiveness of the Transaction and the denominator of which shall be the Value of a REIT Share of the successor General Partner immediately prior to the effectiveness of the Transaction, provided, further, that the Adjustment Factor shall be adjusted in the event of a distribution pursuant to Section 5.1.B(3) and Section 5.1.B(4) of this Agreement by multiplying the Adjustment Factor previously in effect by a fraction (X) the numerator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Limited Partners and the Assignees as of the date of such distribution minus the aggregate distribution to the Limited Partners and the Assignees pursuant to Section 5.1.B(3) and Section 5.1.B(4) hereof on such date and (Y) the denominator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Limited Partners and the Assignees as of the date of such distribution. If prior to a Specified Exchange Date, (i) REIT Share Rights (other than REIT Share Rights issued pursuant to an employee benefit plan or other compensation arrangement) are issued to all holders of outstanding REIT Shares without consideration, (ii) such REIT Share Rights have not expired, and (iii) such REIT Share Rights were issued at a conversion or exercise price that was below fair market value in relation to the REIT Shares to be acquired upon conversion or exercise of such REIT Share Rights, then the Adjustment Factor applicable to the exercise of an Exchange Right on a subsequent Specified Exchange Date shall be equitably adjusted in a manner determined by the General Partner to be consistent with "weighted average" anti-dilution provisions in warrants and other similar instruments providing for adjustments in the event of a below market exercise




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or issuance price, or, in the General Partner's sole and absolute discretion, in lieu of such adjustment to the Adjustment Factor the General Partner may elect to issue to a Limited Partner who has tendered Units equivalent REIT Share
Rights in the amount that the Limited Partner would have received with respect to the number of REIT Shares the Limited Partner would have received had the Limited Partner tendered the Tendered Units immediately prior to the original record date for receiving the REIT Share Rights. Any adjustments to the Adjustment Factor shall become effective, with respect to any events described above, on the record date (or if no record date, the effective date for such event) or, with respect to an adjustment to the Adjustment Factor due to a distribution to the Limited Partners and the Assignees pursuant to Section 5.1.B(3) and Section 5.1.B(4) hereof, the earlier of the date of such distribution or the date in which the Limited Partners and the Assignees become entitled to such distribution (if any).

       "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

       "AGREED VALUE" means, (i) in the case of any one (1) of the Contributed Properties, the fair market value of such property at the time of contribution as set forth in the applicable Contribution Agreement, (ii) in the case of assets (other than cash) contributed or deemed contributed to the Partnership by a Partner or Assignee, the value thereof listed in EXHIBIT A to this Agreement or as otherwise agreed upon by the General Partner and the Person making the contribution, reduced by any indebtedness either assumed by the Partnership upon such contribution or to which the asset is subject at the time of contribution, and (iii) in the case of Partnership assets other than cash or the REIT Shares (which shall be valued as provided in Section 8.5 hereof) distributed to a Partner or Assignee by the Partnership, the Partnership's Book Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such asset is subject at the time of distribution as determined under Code
Section 752 and the Treasury Regulations thereunder.

       "AGREEMENT" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

       "ASSIGNEE" means a Person to whom all or a portion of the economic interest appurtenant to one (1) or more Limited Partner Interests has been transferred in a manner permitted under this Agreement. "Assignee" shall not include a Substituted Limited Partner.

       "AVAILABLE CASH" means, with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source




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(excluding the proceeds of any Capital Contribution to the Partnership pursuant to Sections 4.1, 4.3, 4.5, 7.3(C) or 8.5 hereof and excluding the gross proceeds of any Terminating Capital Transaction) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines in its sole and absolute discretion such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below; less (b) the sum of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Terminating Capital Transaction Proceeds):

              (i) all interest, principal and other debt payments made during such period by the Partnership,

              (ii) all cash expenditures (including, without limitation, capital expenditures with respect to tangible and intangible assets) made by the Partnership during such period,

              (iii) investments in any entity (including, without limitation, loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii); and

              (iv) the amount of any increases in reserves established during such period which the General Partner determines in its sole and absolute discretion are necessary or appropriate.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

       "BAY" means Bay Apartment Communities, Inc., a Maryland corporation.

       "BOOK-TAX DISPARITY" means, with respect to any item of the Contributed Properties, as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

       "BOOK VALUE" means, with respect to any of the Contributed Properties, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Capital Accounts and, with respect to any other Partnership asset, the asset's adjusted basis for federal income tax purposes; PROVIDED, HOWEVER, (a) the Book Value of all Partnership assets may be adjusted in the event of a revaluation of Partnership assets in accordance with Treasury Regulations Section 1.704(b)(2)(iv)(f) to such fair market value as shall be determined by the General Partner in its reasonable judgment; (b) the Book Value of any Partnership asset other than cash distributed to any Partner or Assignee shall be the fair market value of such asset on the date of distribution as determined by the



                                        4


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General Partner in its reasonable judgment and (c) such Book Value of any
Partnership asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

       "BUILT IN TAX AMOUNT" means an assumed amount of state and federal taxes which would be payable by the Limited Partners who have executed a guaranty as contemplated in Section 7.3.A on the date of the Taxable Event in question at an assumed combined federal and state tax rate of 33.5%. Notwithstanding the foregoing, (a) with respect to a non-taxable transaction with "boot" or a taxable sale of some but not all of the Contributed Properties, or, in the case of a reduction in the principal balance of the debt so guaranteed, "Built in Tax Amount" means the assumed amount of state and federal taxes that would be payable by the Limited Partners who have executed such guarantees on account of such transaction at an assumed combined federal and state tax rate of 33.5% and
(b) the Built in Tax Amount shall be reduced to reflect any transfer, disposition or other event or occurrence which has caused such Limited Partners to recognize a portion of their gain but which are not Taxable Events.

       "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

       "CAPITAL CONTRIBUTION" means, with respect to any Partner or Assignee, the aggregate amount of cash and Agreed Value of any other property which such Partner or Assignee contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.3, 4.5, 7.3(C) and 8.5 hereof.

       "CASH AMOUNT" means the Value of a REIT Share on the Valuation Date.

       "CASH PAYMENT" has the meaning set forth in Section 8.5.A.

       "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership to be filed in the office of the Delaware Secretary of State simultaneously with the effectiveness of this Agreement, as amended from time to time in accordance with the terms hereof and the Act.

       "CHARTER" means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

       "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.





                                        5


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       "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

       "CONSUMER PRICE INDEX" means The Consumer Price Index, All Urban Consumers (CPI-U), US City Average, All-Items Index (1982-84 = 100) as published by the Bureau of Labor Statistics, United States Department of Labor. If at any time during the term of this Agreement, the United States Bureau of Labor Statistics discontinues the issuance of such Index, or such Index shall be superseded as the generally accepted cost-of-living index, then "Consumer Price Index" shall mean the successor cost-of-living index or any other standard nationally recognized cost-of-living index identified by the General Partner.

       "CONTRIBUTED PROPERTIES" means, collectively, the properties contributed to the Partnerships pursuant to the Contribution Agreements.

       "CONTRIBUTION AGREEMENTS" means, collectively, the Agreement to Acquire Limited Partner Interests and to Contribute, dated as of July 30, 1997, between the General Partner and TCR #510 Kelley Limited Partnership and the Agreement to Acquire Limited Partner Interests and to Contribute, dated as of September 8, 1997, between the General Partner and Avondale Bear Creek Limited Partnership, in each case, as amended from time to time.

       "CONTROL" means the ability, whether through ownership of partnership interests, of voting securities, or otherwise, to direct the policies and management of any business entity.

       "DELIVERY DATE" has the meaning set forth in Section 8.5.C.

       "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if an asset has a Book-Tax Disparity at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.

       "EXCHANGE" has the meaning set forth in Section 8.5.A.

       "EXCHANGE RIGHT" has the meaning set forth in Section 8.5.A.

       "EXCHANGE SHARES" has the meaning set forth in Section 8.5.B hereof.




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       "FAIR MARKET VALUE" means, with respect to a Limited Partner Interest or
Interests which may be exchanged for one (1) REIT Share, the average of the daily market prices for a REIT Share (taking into account any adjustments to the Adjustment Factor which became effective prior to a distribution under Section 5.1.B) for the ten (10) consecutive trading days immediately preceding the date of a distribution to Limited Partners pursuant to Section 5.1.B. The market price for any such trading day shall be the closing price on the New York Stock Exchange on such day.

       "FINAL ADJUSTMENT" has the meaning set forth in Section 10.3.B(2).

       "GENERAL PARTNER" means Bay, in its capacity as the general partner of the Partnership, or its successor as general partner of the Partnership.

       "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as general partner.

       "GENERAL PARTNER PRIORITY RETURN RATE" means (i) for the first (1st) Priority Return Calculation Year, twenty percent (20%) per annum; (ii) for the second (2nd) through fifth (5th) Priority Return Calculation Years, the General Partner Priority Return Rate for the immediately preceding Priority Return Calculation Year multiplied by 1.035; and (iii) for the sixth (6th) and all succeeding Priority Return Calculation Years, the General Partner Priority Return Rate for the immediately preceding Priority Return Calculation Year multiplied by a fraction the numerator of which is the Consumer Price Index as most recently announced on or before the first day of such Priority Return Calculation Year and the denominator of which is the Consumer Price Index as most recently announced on or before the first day of such preceding Priority Return Calculation Year.

       "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

       "IMMEDIATE FAMILY" means, with respect to any natural Person, such Person's spouse, the natural or adoptive parents of such Person or his or her spouse and the descendants, nephews, nieces, brothers and sisters of such Person.

       "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner or Assignee, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner or Assignee, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner or Assignee, the dissolution and commencement of winding up of the partnership;
(iv) as to any estate which is a Partner or Assignee, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner or Assignee, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner or Assignee, the

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bankruptcy of such Partner or Assignee. For purposes of this definition, bankruptcy of a Partner or Assignee shall be deemed to have occurred when (a) the Partner or Assignee commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner or Assignee is adjudged as bankrupt or insolvent, or a final order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner or Assignee that is or has become nonappealable; (c) the Partner or Assignee executes and delivers a general assignment for the benefit of the Partner's or Assignee's creditors; (d) the Partner or Assignee files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner or Assignee in any proceeding filed against the Partner or Assignee seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Partner or Assignee seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or Assignee or for all or any substantial part of the Partner's or Assignee's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner or Assignee under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty
(120) days after the commencement thereof; (g) the appointment, without the Partner's or Assignee's consent or acquiescence, of a trustee, receiver or liquidator for the Partner or Assignee or for all or a substantial part of the Partner's or Assignee's assets has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

       "INDEMNITEE" means any Person made a party to a proceeding by reason of
(i) his, or its status as the General Partner, or as a director, trustee or officer of the Partnership or the General Partner, or (ii) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness or obligation of the Partnership (including, without limitation, any indebtedness or obligation which the Partnership has assumed or taken assets subject to).

       "INVESTMENT DOCUMENTS" has the meaning set forth in Section 11.4 hereof.

       "IRS" means the Internal Revenue Service.

       "ISSUANCE DATE" shall be the fifteenth (15th) day of a calendar month (or, if such date is not a Business Day, the next Business Day), as long as the Notice of Exchange is received by the General Partner at any time on or before the first (1st) Business Day of such calendar month. If a Notice of Exchange is received by the General Partner at any time after the first (1st) Business Day of a calendar month, then the Issuance Date shall be the fifteenth (15th) day (or, if such day is not a Business Day, the next Business Day) of the immediately following calendar month. For example, if a Notice of Exchange is received by the General Partner on May 10th, the Issuance Date shall be June 15th (or, if such day is not a Business Day, the next Business Day). Notwithstanding the foregoing, in the event that Bay elects to issue to its shareholders a special dividend as specified in Section 8.8 hereof, the Issuance Date in respect of any Notice of Exchange delivered prior to the record date for Bay's shareholders to receive such special distribution shall be a date elected by Bay, provided that such date shall be prior to the record date for Bay's shareholders to receive such special dividend.

       "LIMITED PARTNER" shall mean each Initial Limited Partner of the Partnership or any Substituted Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

       "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the ownership interests in the Partnership of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

       "LIMITED PARTNER PRIORITY RETURN RATE" means (i) for the first (1st) Priority Return Calculation Year, four and one-half percent (4.5%) per annum;
(ii) for the second (2nd) through fifth (5th) Priority Return Calculation Years, the Limited Partner Priority Return Rate for the immediately preceding Priority Return Calculation Year multiplied by 1.035; and (iii) for the sixth (6th) and all succeeding Priority Return Calculation Years, the Limited Partner Priority Return Rate for the immediately preceding Priority Return Calculation Year multiplied by a fraction the numerator of which is the Consumer Price Index as most recently announced on or before the first day of such Priority Return Calculation Year and the denominator of which is the Consumer Price Index as most recently announced on or before the first day of such preceding Priority Return Calculation Year.

       "LIQUIDATING EVENT" has the meaning set forth in Section 13.1.

       "LIQUIDATOR" has the meaning set forth in Section 13.2.

       "MINIMUM GAIN" shall have the meaning of such term as set forth in Treasury Regulations Section 1.704-2(d), and shall generally mean the amount by which the nonrecourse liabilities secured by any assets of the Partnership exceed the adjusted tax basis of such assets as of the date of determination. A Partner's or Assignee's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Treasury Regulations Section 1.704-2(g).

       "NOTICE OF EXCHANGE" has the meaning set forth in Section 8.5.A.

       "OWNERSHIP LIMIT" means the applicable restriction on ownership of shares of the General Partner imposed under its charter.

       "PARTNER" means a General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners collectively.

       "PARTNER NONRECOURSE DEBT" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(b)(4).

       "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(i).

       "PARTNER NONRECOURSE DEDUCTIONS" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(i). Generally, Partner Nonrecourse Deductions shall consist of, with respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Nonrecourse Debt Minimum Gain during a tax year plus any increase in Partner Nonrecourse Debt Minimum Gain for a prior tax year which has not previously generated a Partner Nonrecourse Deduction. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined.

       "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

       "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a fractional part of the ownership interests in the Partnership of all Partners and includes any and all benefits to which the holder of such Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

       "PERCENTAGE INTEREST" with respect to a Partner or Assignee means the amount determined by dividing such Partner's or Assignee's Unrecovered Capital Amount by the aggregate Unrecovered Capital Amounts of all Partners and Assignees.

         "PERSON" means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

       "PRIORITY RETURN" means, for each Priority Return Calculation Year, with respect to any Limited Partner or Assignee a return on the Unrecovered Capital Amount of such Limited Partner or Assignee calculated at the Limited Partner Priority Return Rate, as it changes from time to time, and, with respect to the General Partner a return on the Unrecovered Capital Amount of the General Partner equal to the General Partner Priority Return Rate.

       "PRIORITY RETURN CALCULATION YEAR" means a one-year period beginning on the date of this Agreement or a yearly anniversary of such date, as applicable, and ending on the next following yearly anniversary of such date.

       "PROFITS" AND "LOSSES" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

       (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

       (2) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b) or to promote the sale of interests in the Partnership), shall be subtracted from such taxable income or loss, with deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code treated as expenditures described in Section 705(a)(2)(B) of the Code);

       (3) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

       (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation" herein;

       (5) In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Section 6.2.D hereof, Profit or Loss shall be recomputed without regard to such item; and

       (6) In the event of an adjustment of the Book Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment shall be taken into account as additional Profits or Losses pursuant to Section 6.2 hereof.

       "QUALIFYING PARTY" means any Limited Partner or Assignee.

       "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

       "REIT" means a real estate investment trust qualifying under Code Section 856.

       "REIT SHARE" means a share of Bay's Common Stock, par value $.01 per share, or a share of the common stock of a successor to the General Partner pursuant to a Transaction.

       "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of (i) the number of Tendered Units and (ii) the Adjustment Factor; provided, however, that if the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the General Partner's shareholders to subscribe for or purchase REIT Shares or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the Specified Exchange Date but prior to the Issuance Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith; provided, however, that in the event that in connection with the exercise of Exchange Rights an adjustment would be made to the Adjustment Factor in respect of REIT Share Rights issued prior to the pertinent Specified Exchange Date, no further adjustment shall be made to the Adjustment Factor in respect of such REIT Share Rights.

       "REIT SHARE RIGHTS" shall mean any rights, options, warrants or convertible or exchangeable securities issued by the General Partner which entitle the holders thereof to subscribe for, purchase or otherwise acquire REIT Shares.

       "RELATED PARTY" means, with respect to any Person, any other Person whose ownership of shares of the General Partner's capital stock would be attributed to the first such Person under either Code Section 544 (as modified by Code
Section 856(h)(1)(B)) or Code Section 318 (as modified by Code 856(d)(5)).

       "RIGHTS" has the meaning set forth in the definition of "REIT Shares Amount."

       "SEC" means the Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

       "SPECIFIED EXCHANGE DATE" means the date of receipt by the General Partner of a Notice of Exchange from a Qualifying Party pursuant to the terms and subject to the conditions set forth in Article 8 hereof.

       "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership from and after the date of this Agreement pursuant to
Section 11.4.

       "TAXABLE EVENT" means an event described in items (i), (ii) or (iii) of
Section 7.3.A.

       "TENDERED UNITS" has the meaning set forth in Section 8.5.A hereof.

       "TENDERING PARTY" has the meaning set forth in Section 8.5.A hereof.

       "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership. A Terminating Capital Transaction will occur upon the sale or other disposition of all or substantially all of the assets of the Partnership even if the Partnership receives in exchange consideration that consists, in whole or in part, of proceeds other than cash and regardless of whether such sale or other disposition results in winding up of the Partnership.

       "TERMINATING CAPITAL TRANSACTION PROCEEDS" means the sum of (i) (A) all cash, notes or publicly traded securities received in a Terminating Capital Transaction, (B) all cash received by the Partnership in respect of, or from the sale or disposition by the Partnership of, non-cash proceeds of a Terminating Capital Transaction and (C) to the extent the distribution thereof is elected by the General Partner and approved by written Consent of Limited Partners (other than any Limited Partner who also is the General Partner or an Affiliate of the General Partner) holding sixty percent (60%) or more by Percentage Interest of the Partnership Interests of all Limited Partners (other than any Limited Partner who also is the General Partner or an Affiliate of the General Partner), non-cash proceeds of a Terminating Capital Transaction, less (ii) all costs and expenses of the Partnership relating to such Terminating Capital Transaction and all reserves established from the proceeds of such Terminating Capital Transaction as are elected by the General Partner in its sole and absolute discretion.

       "TRANSACTION" has the meaning set forth in Section 11.2 hereof.

       "TRANSFER," when used with respect to all or any portion of a Partnership Interest, means, subject to the terms of this definition below, any transaction in which a Partner assigns all or any portion of his or its Partnership Interest to another Person and includes any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. When the term "Transfer" is used in Article 11 hereof, Transfer shall not mean (i) any Exchange of Limited Partner Interests by the

Partnership or any acquisition of Tendered Units by the General Partner pursuant to Section 8.5 hereof or (ii) any exchange of Limited Partner Interests pursuant to Section 8.6 or Section 8.7 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

       "UNITS" means, collectively, the units of Limited Partner Interests issued to the Initial Limited Partners on the closing date for the purpose of exercising the exchange and redemption rights pursuant to Article 8 of this Agreement, which units are set forth on EXHIBIT A.

       "UNRECOVERED CAPITAL AMOUNT" means, with respect to the General Partner, a Limited Partner or an Assignee, the sum of (i) the aggregate of all Capital Contributions made by the Partner or Assignee plus (ii) for each Partnership Interest or economic interest therein transferred to such Partner or Assignee, if any, the Unrecovered Capital Amount allocable to such Partnership Interest or economic interest therein as of the time of transfer LESS the sum of (a) for each Partnership Interest or economic interest therein transferred by such Partner or Assignee, if any, the Unrecovered Capital Amount allocable to such Partnership Interest or economic interest therein as of the time of Transfer,
(b) the aggregate distributions to such Partner or Assignee pursuant to Section 5.1B(3) and (c) for each Partnership Interest tendered for redemption by such Partner or Assignee, if any, the Unrecovered Capital Amount allocable to such Partnership Interest as of the Issuance Date for such tender.

       "VALUATION DATE" means (a) for an Exchange, the Specified Exchange Date or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement.

       "VALUE" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be the closing price on the New York Stock Exchange on such day.


                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

       Section 2.1   FORMATION

       The Partners hereby form a limited partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the Assignees and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

       Section 2.2   NAME

       The name of the Partnership shall be Bay Pacific Northwest, L.P. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change.

       Section 2.3   REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

       The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be c/o Bay Apartment Communities, Inc., 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

       Section 2.4   POWER OF ATTORNEY

       A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

              (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, to the extent the joinder therein of Limited Partners is required by the Act or other applicable law, rules or regulations (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all instruments and documents necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11 or 12 hereof or allocation of the Capital Contribution of any Partner or Assignee in connection therewith. No person may take any action pursuant to such power of attorney that (x) creates liability, or the potential for liability, on the part of any Limited Partner or Assignee for indebtedness or obligations of any other Person (including, without limitation, the Partnership or the General Partner), (y) subjects any Limited Partner or Assignee to service of process in any jurisdiction other than the state of its residence or principal place of business and other than as may be required by applicable law, rules or regulations or
                     (z) alters the rights, benefits or obligations of any Limited Partner or Assignee in respect of the Partnership (whether under this Agreement, the Act or otherwise), except pursuant to amendments to this Agreement made, and other actions taken, in accordance with the terms of this Agreement. The General Partner or the Liquidator, as applicable, shall provide each Limited Partner and Assignee with a copy of each document or other instrument executed on behalf of such Limited Partner or Assignee pursuant to the foregoing power of attorney.

              (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to evidence or confirm any vote, consent or approval of a Limited Partner or to make, evidence, give, confirm or ratify any, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement. Nothing contained in this item
                     (2) shall be construed to limit any vote, consent or approval rights specifically given to the Limited Partners elsewhere in this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

       B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's Partnership Interest or such Assignee's economic interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further instruments as the General Partner or the Liquidator, as the case may be, requests to confirm actions taken pursuant to the foregoing power of attorney.

       Section 2.5   TERM

       The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2095, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                    ARTICLE 3
                                     PURPOSE

       Section 3.1   PURPOSE AND BUSINESS

       The purpose and nature of the business to be conducted by the Partnership is (i) to acquire the Contributed Properties (including, without limitation, all related improvements, facilities and rights) in the manner contemplated by the Contribution Agreements, (ii) to own, lease, operate, maintain, repair and otherwise deal with the Contributed Properties, (iii) to carry on other business typical for an owner or operator of apartment developments similar to the Contributed Properties and (iii) to do other things incident to the other purposes enumerated in this Section 3.1.

       Section 3.2   POWERS

       The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, borrowing money to finance one (1) or more of the Contributed Properties and the conduct of the Partnership's business, subject to any limitations contained in this Agreement, provided that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (b) could subject the General Partner to any additional taxes under
Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or securities issued by the General Partner unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

       Section 4.1   CAPITAL CONTRIBUTIONS OF THE PARTNERS

       On or about the time of the execution of this Agreement, (i) the General Partner has made a Capital Contribution in the amount shown on EXHIBIT A, (ii) TCR #510 Kelley Limited Partnership has contributed the Contributed Property known as "Gallery Place Apartments" to the Partnership pursuant to the terms of its Contribution Agreement with the General Partner. In accordance with the terms of such Contribution Agreement, Limited Partner Interests have been issued directly to the Initial Limited Partners in exchange for conveyance of such Contributed Property, each of whom holds a direct or indirect ownership interest in the TCR #510 Kelley Limited Partnership (such issuance having been treated by TCR #510 Kelley Limited Partnership and certain entities that hold direct or indirect ownership interests in TCR #510 Kelley Limited Partnership as an acquisition by TCR #510 Kelley Limited Partnership of such Limited Partner Interests and an immediate distribution of such Limited Partner Interests to their then-existing respective equity owners). The Initial Limited Partners shall own Limited Partner Interests in the amounts set forth on EXHIBIT A.

       It is anticipated that, at a future date, (i) the General Partner will make a further Capital Contribution to the Partnership and (ii) Avondale Bear Creek Limited Partnership will contribute the Contributed Property known as "The Overlook at Bear Creek" to the Partnership pursuant to its Contribution Agreement with the General Partner. In accordance with the terms of such Contribution Agreement, Limited Partner Interests will be issued, in exchange for conveyance of such Contributed Property, to additional Initial Limited Partners identified in accordance with such Contribution Agreement (who may include the General Partner to the extent it acquires Limited Partner Interests in Avondale Bear Creek Limited Partnership or its general partner in accordance with the terms of such Contribution Agreement), each of which additional Initial Limited Partners at the time will hold a direct or indirect ownership interest in Avondale Bear Creek Limited Partnership. Such issuance is to be treated by Avondale Bear Creek Limited Partnership and certain entities that hold direct or indirect ownership interests in Avondale Bear Creek Limited Partnership as an acquisition by Avondale Bear Creek Limited Partnership of such Limited Partner Interests and an immediate distribution of such Limited Partner Interests to their respective then-existing equity owners. The additional Initial Limited Partners identified in accordance with the Contribution Agreement between the General Partner and Avondale Bear Creek Limited Partnership will be admitted to the Partnership (and EXHIBIT A to this Agreement will be amended to reflect such admission) at the time of such contribution, and such admission may be made without the approval or joinder (except in their respective capacities as additional Initial Limited Partners) of any Limited Partner.

       Except as provided in Sections 4.5, 7.3C, 8.5 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions, loans or other advances of funds to the Partnership.

       Section 4.2   NO ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

       The General Partner shall not cause or permit the Partnership to issue additional Partnership Interests to the Partners or other Persons, except as contemplated in Section 4.1.

       Section 4.3   DISCRETIONARY CAPITAL CONTRIBUTIONS.

       The General Partner shall have the right to make Capital Contributions to the Partnership in excess of the amount set forth in EXHIBIT A to the extent necessary as reasonably determined by the General Partner to meet the Partnership's capital requirements, and any such Capital Contributions shall be, as of the date contributed, included in the General Partner's Unrecovered Capital Amount. Limited Partners shall have no preemptive or similar rights with respect to any additional Capital Contributions to the Partnership.

       Section 4.4 NO GUARANTEED PAYMENT WITHIN THE MEANING OF SECTION 707(c) OF THE INTERNAL REVENUE CODE.


       The parties agree that neither the Limited Partners' Priority Return nor the General Partner's Priority Return is intended to be a guaranteed payment within the meaning of Section 707(c) of the Code.

       Section 4.5   FUNDING TO COMPENSATE FOR CERTAIN DISTRIBUTIONS

       If any proceeds from a borrowing by the Partnership are distributed to the General Partner (or are used to satisfy Partnership obligations so that other funds of the Partnership become available for distribution to the General Partner), and if upon the occurrence of a Terminating Capital Transaction the proceeds of the Terminating Capital Transaction are not sufficient to distribute to the Limited Partners and Assignees their entire Unrecovered Capital Amount, then the General Partner will make a Capital Contribution in an amount equal to the lesser of (i) the proceeds of borrowings (or funds made available through borrowings) distributed to the General Partner or (ii) the remainder of the Unrecovered Capital Amount of the Limited Partners and Assignees. Any such Capital Contribution by the General Partner will be distributed to the Limited Partners and Assignees proportionately, based on the remaining Unrecovered Capital Amount of each of them.

                                    ARTICLE 5
                                  DISTRIBUTIONS

       Section 5.1   REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

       A. The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during each calendar quarter or portion thereof during which the Partnership is in existence. Cash distributions pursuant to this Section 5.1 for a calendar quarter or shorter period shall be made to the Partners and Assignees who are Partners or Assignees of record on the record date for the regular quarterly dividend paid by the General Partner to its shareholders for such quarter ("Partner Record Date") and such distribution shall be payable to Partners and Assignees on the payment date for such dividend for such quarter. In the event that the General Partner does not declare a dividend with respect to any quarter, the Partner Record Date for such quarter shall be the last day of such quarter and such distribution shall be paid no later than the 20th day of the next following quarter. Such distributions shall be made to the applicable Partners and Assignees in accordance with the following order of priority:

              (1) First, to the Limited Partners and Assignees in proportion to such Limited Partners' or Assignees' aggregate accrued and unpaid Priority Return, until each Limited Partner and Assignee has received an amount that, when aggregated with all previous distributions to such Limited Partner or Assignee pursuant to this Section 5.1.A(1) and Section 5.1.A(3) below is equal to (but not in excess of) the sum of such Limited Partner's or Assignee's aggregate accrued but unpaid Priority Return, plus for any and all accrued but unpaid Limited Partner's Priority Return for all previous calendar quarters or shorter periods, a return thereon compounded annually from the date such Priority Return commenced accruing through the date of payment at the applicable Limited Partner Priority Return Rate;

              (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to this Section 5.1.A(2) is equal to (but not in excess of) the sum of the General Partner's aggregate accrued but unpaid Priority Return, plus for any and all accrued but unpaid General Partner's Priority Return for all previous calendar quarters or shorter periods, a return thereon compounded annually from the date such Priority Return commenced accruing through the date of payment at the applicable General Partner Priority Return Rate;

              (3) Thereafter, 99% to the General Partner and 1% in the aggregate to the Limited Partners and Assignees in proportion to the Percentage Interests of the Limited Partners and Assignees.

       B. Terminating Capital Transaction Proceeds shall be distributed within sixty (60) days of receipt by the Partnership to those Partners and Assignees who are Partners or Assignees on the date of the distribution of the Terminating Capital Transaction Proceeds in accordance with the following order of priority:

              (1) First, to the Limited Partners and Assignees in proportion to the Limited Partners' and Assignees' aggregate accrued and unpaid Priority Return, until each Limited Partner and Assignee has received an amount that, when aggregated with all previous distributions to such Limited Partner or Assignee pursuant to Sections 5.1.A(1) and 5.1.A(3) and this Section 5.1.B(1), is equal to (but not in excess of) the sum of such Limited Partner's or Assignee's aggregate accrued but unpaid Priority Return, plus for any and all accrued but unpaid Limited Partner's Priority Return for all previous calendar quarters or shorter periods, a return thereon compounded annually from the date such Priority Return commenced accruing through the date of payment at the applicable Limited Partner Priority Return Rate;

              (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to 5.1.A(2) and this Section 5.1.B(2) is equal to (but not in excess of) the sum of the General Partner's aggregate accrued but unpaid Priority Return, plus for any and all accrued but unpaid General Partner's Priority Return for all previous calendar quarters or shorter periods, a return thereon compounded annually from the date such Priority Return commenced accruing through the date of payment at the applicable General Partner Priority Return Rate;

              (3) Third, to the Partners and Assignees in proportion to their Unrecovered Capital Amounts until the Partners and such Assignees have received an aggregate amount equal to their aggregate Unrecovered Capital Amounts; and

              (4) Thereafter, 1% to the Limited Partners and Assignees in proportion to their Percentage Interests and 99% to the General Partner.

       Section 5.2   AMOUNTS WITHHELD

       All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.


                                    ARTICLE 6
                         ALLOCATIONS OF PROFIT AND LOSS

       Section 6.1   CAPITAL ACCOUNTS.

       A. The Partnership shall establish and maintain a separate Capital Account for each Partner and Assignee in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the immediately preceding sentence, the Capital Account of each Partner and Assignee shall be credited with (i) the amount of all cash Capital Contributions made or deemed made to the Partnership by such Partner or Assignee in accordance with this Agreement and the Agreed Value of any other property contributed or deemed contributed to the Partnership by such Partner or Assignee pursuant to the terms of this Agreement; plus (ii) all Profits allocated to such Partner pursuant to
Article 6 hereof (including for purposes of this Section 6.1 income and gain exempt from tax); and shall be debited with the sum of: (x) all Losses allocated to such Partner or Assignee pursuant to Article 6 hereof, and (y) all cash and the Agreed Value of any other property actually distributed or deemed distributed by the Partnership to such Partner or Assignee pursuant to the terms of this Agreement. Any reference in any section or subsection of this Agreement to the Capital Account of a Partner or Assignee shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

       B. The foregoing provisions of this Section 6.1 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification will not have any effect whatsoever on the amount distributable to any Partner or Assignee under the terms of this Agreement or the amount which any Partner or Assignee may be obligated to advance to restore negative Capital Accounts and the General Partner notifies the Limited Partners and Assignees in writing of such modification prior to making such modification.

       Section 6.2   PROFITS, LOSSES AND DISTRIBUTIVE SHARES.

       A. OPERATING PROFITS. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, Profits in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

              (1) First, to each Partner or Assignee in proportion to the cumulative Losses allocated to such Partner or Assignee under Section 6.2.B(2) and (3) hereof (in inverse order in which they were allocated), until the cumulative Profits allocated to such Partner or Assignee under this Section 6.2.A(1) equal the cumulative Losses allocated to such Partner or Assignee under Section 6.2.B(2) and (3) hereof;

              (2) Second, to the Limited Partners and Assignees proportionately based in the amount, if any, by which the cumulative prior and concurrent distributions of each Limited Partner's or Assignee's Priority Return pursuant to
                     Section 5.1.A(1) hereof exceeds the cumulative amounts of Profits previously allocated to such Limited Partner or Assignee pursuant to this Section 6.2.A(2);

              (3) Third, to the General Partner in the amount, if any, that the cumulative prior and concurrent distributions of the General Partner's Priority Return pursuant to Section 5.1.A(2) hereof exceeds the cumulative amounts of Profits previously allocated to the General Partner pursuant to this Section 6.2.A(3); and

              (4) Thereafter, 99% to the General Partner and 1% to the Limited Partners and Assignees in the aggregate and among the Limited Partners and Assignees in proportion to their respective Percentage Interests.

       B. OPERATING LOSSES. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Section 6.2.D and E hereof, Losses in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

              (1) First, to each Partner or Assignee in proportion to the cumulative Profits allocated to such Partner or Assignee pursuant to Section 6.2A(2), (3) and (4) hereof (in inverse order in which they were allocated) until the cumulative Losses allocated to such Partner or Assignee under this
                     Section 6.2B(1) equal the cumulative Profits allocated to such Partner or Assignee under Section 6.2A(2), (3) and
                     (4);

              (2) Second, to and among those Partners and Assignees having positive balances in their Capital Accounts, in proportion to and to the extent of, such positive Capital Account balances after giving effect to any Losses allowed pursuant to Section 6.2B(1); and

              (3)    Thereafter, 100% to the General Partner.

       C. PROFITS AND LOSSES FROM TERMINATING CAPITAL TRANSACTION. Notwithstanding anything contained in Sections 6.2.A and B hereof, after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, all items of Partnership Profits and Losses arising from a Terminating Capital Transaction shall be allocated among the Partners and Assignees so as to insure to the maximum extent possible that, after giving effect to the allocation of such Profits and Losses in the Capital Accounts of the Partners and Assignees, the Capital Account balance of each Partner or Assignee is positive in the amount of cash that such Partner or Assignee is required to receive pursuant to Section 5.1.B from such Terminating Capital Transaction.


       D. SPECIAL ALLOCATIONS. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

              (1) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain during any tax year or other period for which allocations are made, each Partner and Assignee will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Person's share of the net decrease in Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and Assignee pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704- 2(f)(6) and 1.704-2(j)(2)(i). This Section
                     6.2.D(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations
                     Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Sections 1.704-2(f)(2) and (3).

              (2) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 6.2 (other than Section 6.2.D(1), which shall be applied before this Section 6.2.D(2)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any tax year or other period for which allocations are made, each Partner or Assignee with a share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704- 2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to the Person's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulation 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704- 2(i)(4) and 1.704-2(j)(2)(ii).
                     This Section 6.2.D(2) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704- (f)(2) and (3) to the extent such exception apply to Treasury Regulations
                     Section 1.704-2(i)(4).

              (3) QUALIFIED INCOME OFFSET. If a Partner or Assignee unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), respectively, such
                     Person will be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the relevant tax year or other period for which allocations are made) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Person as quickly as possible, provided that an allocation pursuant to this Section 6.2.D(3) shall be made only to the extent that such Person would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 have been made in the first instance without regard to this Section 6.2D(3).

              (4) PARTNER NONRECOURSE DEDUCTIONS. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner or Assignee who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704- 2(i).

              (5) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2) (iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners and Assignees in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

              (6) DEPRECIATION RECAPTURE. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners and Assignees in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.

              (7) INTEREST IN PARTNERSHIP. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner or Assignee if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Person's interest in the Partnership within the meaning of Treasury Regulations Section 1.704- 1(b)(3) or 1.704-1(b)(4)(iv).

       E. CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.2.D(1) through (5) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners and Assignees intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items of income, gain, loss and deduction among the Partners and Assignees in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners and Assignees under Section 5.1 hereof, but for application of the Regulatory Allocations. In general, such reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners and Assignees so that the net amount of the Regulatory Allocations and the special allocations to each Partner or Assignees is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code
Section 704 and the related Treasury Regulations.

       F. TAX ALLOCATIONS - CODE SECTION 704(C). Notwithstanding anything contained in this Agreement to the contrary, taxable income, gain, loss, and deduction with respect to any Partnership property (including, but not limited to, the Contributed Properties) that is subject to Code Section 704(c), the Treasury Regulations thereunder and/or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be determined and allocated among the Partners and Assignees, and the Capital Accounts of the Partners and Assignees shall be determined, in accordance with such Code Section and/or Treasury Regulations, as the case may be. The General Partner hereby agrees that the Partnership shall elect the traditional method under Treasury Regulation Section 1.704-3(b) to eliminate the Book-Tax Disparity with respect to the Contributed Properties, and such election shall be binding on all of the Partners and Assignees.

       G. OTHER ALLOCATION RULES. The following rules will apply to the calculation and allocation of Profits, Losses and other items of income, gain, loss and deduction:

              (1) Unless otherwise determined by the General Partner, for purposes of determining the Profits, Losses or any other item of income, gain, loss and deduction allocable to any period, Profits, Losses and other items of income, gain, loss and deduction will be determined on a daily basis under Code Section 706 and the related Treasury Regulations.

              (2) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and other allocations not provided for in this Agreement will be divided among the Partners and Assignees in the same proportions as they share Profits and Losses, provided that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

       H. PARTNER ACKNOWLEDGMENT. The Partners and Assignees agree to be bound by the provisions of this Section 6.2 in reporting their shares of Partnership income, gain, loss, deduction and other allocations for income tax purposes.

       I.     REGULATORY COMPLIANCE. The foregoing provisions of this Section
6.2 relating to the allocation of Profits, Losses and other items of income, gain, loss and deduction for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

       J. EFFECT OF TREASURY REGULATIONS; LIQUIDATION. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership, then the Partnership assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up, but there shall be deemed to have been a distribution of Partnership assets in kind to the Partners and Assignees in accordance with their respective Capital Accounts followed by a recontribution of the Partnership assets by the Partners and Assignees.

       Section 6.3 EGATIVE CAPITAL ACCOUNTS. A Partner or Assignee will not be required to restore or to pay to the Partnership or to any other Partner or Assignee any deficit or negative balance which may be exist in the Capital Account of such Partner or Assignee at any time, including, without limitation, upon the winding up of the Partnership or the transfer of liquidation of the Partnership or economic interest therein of such Partner or Assignee.

       Section 6.4 PPLICATION TO ASSIGNEES. If all or a portion of the economic interest appurtenant to a Partnership Interest is Transferred in accordance with the terms of this Agreement, the Capital Account of the transferor and the Unrecovered Capital Amount allocable to such portion of the Partnership Interest so Transferred will be allocated between the transferor and transferee based on the respective Percentage Interests allocable to the portion of the Partnership Interest retained and the portion of the Partnership Interest transferred. An Assignee of a Partner shall be deemed to succeed to the rights and obligations of such Partner under this Article 6 with respect to that portion of the applicable Partnership Interest Transferred to it.


                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

       Section 7.1   MANAGEMENT

       A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner. No Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

              (1) the making of any expenditures (including, without limitation, making prepayments on loans, subject to prior approval to the extent required by Section 7.3 hereof), the borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

              (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

              (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership), subject to prior approval to the extent required by Section 7.3 hereof;

              (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership and the repayment of obligations of the Partnership;

              (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership;

              (6) the making, negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

              (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

              (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

              (9) the collection and receipt of revenues and income of the Partnership;

              (10) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

              (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

              (12) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by this Agreement;

              (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

              (14) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership; and

              (15) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.


       B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity so long as such execution, delivery or performance has been undertaken by the General Partner in good faith.

       C. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

       D. Except as provided in Section 7.3, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner or Assignee of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner or Assignee under any circumstances as a result of an income tax liability incurred by such Limited Partner or Assignee as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3.

       Section 7.2   CERTIFICATE OF LIMITED PARTNERSHIP

       The General Partner shall file, simultaneously herewith, the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state or any other jurisdiction, in which the Partnership may elect to do business or own property. The General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall after filing, deliver a copy of the Certificate and any amendment thereto to each Limited Partner.

       Section 7.3   RESTRICTIONS ON GENERAL PARTNER AUTHORITY

       A. Except as provided in Article 11 or 13 hereof or to the extent that the transaction is treated as a wholly tax-free exchange with no boot under Code Section 1031, the General Partner shall not, prior to September 12, 2009,
(i) cause or permit the Partnership to engage in a sale, exchange or other disposition with respect to any Contributed Properties or any interest therein (including by way of taxable merger, consolidation or other combination with any other Person), except as a result of a casualty loss, title loss or exercise of eminent domain, (ii) cause or permit a tax termination of the Partnership within the meaning of Section 708(b)(1)(B) of the Code; or (iii) subject to the terms of this Section below, fail to maintain Partnership debt of at least the following (the "Minimum Debt Amount"): (a) $8,000,000 less (b) the sum of (x) the amount that, at the time in question, would have been retired on the indebtedness of TCR #510 Kelley Limited Partnership to The Prudential Insurance Company of America described in the Contribution Agreement for Gallery Place Apartments (the "Prudential Debt") as a result of regularly scheduled principal payments that would have been required to be made on the Prudential Debt after the date the Contributed Property subject to the Prudential Debt was transferred to the Partnership and on or before the time in question, (y) the amount of any reduction in the negative capital accounts of the Limited Partners and Assignees and (z) the reduction in the amount of Partnership indebtedness guaranteed by the Limited Partners and Assignee other than as described in item (x) above. The Initial Limited Partners who receive Limited Partner Interests in connection with the contribution of Gallery Place Apartments agree that, simultaneously with the transfer to the Partnership of the

Contributed Property owned by TCR #510 Kelly Limited Partnership, each of them will provide a guaranty in the form of EXHIBIT B hereto (each, a "Bottom-Dollar Guaranty") with respect to the Prudential Debt which Bottom-Dollar Guaranties shall be in the aggregate in an amount not less than $8,000,000 initially and individually in such amount as is determined by each of the Initial Limited Partners as is necessary to avoid gain recognition by each such Partner. The General Partner shall have the right to refinance indebtedness of the Partnership, including, without limitation, the Prudential Debt without restriction so long as the General Partner provides the Limited Partners who then have Bottom-Dollar Guarantees outstanding the opportunity (acceptable to the applicable lender) to provide Bottom-Dollar Guarantees in the form of EXHIBIT B of other debt of the Partnership on collateral having a value of not less than forty percent (40%) of the amount to be guaranteed in an amount equal to not less than the Minimum Debt Amount (it being understood that such Limited Partners shall have the option either to deliver such Bottom-Dollar Guarantees or be deemed to have agreed to a reduction in the Minimum Debt Amount by the amount of the Bottom-Dollar Guarantees which were released on the debt which was refinanced). Bay agrees not to take any action that would have the effect of decreasing the amount of debt allocable to the applicable Limited Partners for purposes of determining basis, assuming the then-existing Bottom-Dollar Guarantees are otherwise allocable to such Limited Partnership.

       B.     [INTENTIONALLY OMITTED]

       C.     In the event that the General Partner breaches the terms of
Section 7.3.B, then the General Partner shall be obligated to pay to each Limited Partner and Assignee an amount which, following the payment of federal and state income tax thereon, will equal the sum of the then present value (using a discount rate equal to the then current rate payable with respect to United States Treasury obligations having the maturity date which most closely approximates the period from the applicable Tax Payment Date through April 15,
2010) ofhypothetical interest at the prime rate then announced by the Union Bank of Switzerland, New York, New York or, if such rate is not then announced by the Union Bank of Switzerland, such other similar substitute rate as is then published in THE WALL STREET JOURNAL, on the Built in Tax Amount for such Limited Partner or Assignee from the date on which tax must be paid on account of such breach to April 15, 2010. This Section 7.3.C shall be the sole and exclusive remedy available to the Limited Partners and Assignees in the event of the General Partner's breach of Section 7.3.A.

       Section 7.4   REIMBURSEMENT OF THE GENERAL PARTNER

       A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

       B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all out-of-pocket expenses to Persons who are not Affiliates of the General Partner and, subject to the terms of Section 7.5, to Affiliates, in each case that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership.

       Section 7.5   CONTRACTS WITH AFFILIATES

       A. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or enter into any other transaction with the Partnership except pursuant to transactions that are on terms and conditions that are fair and reasonable for the Partnership.

       B. The General Partner and its Affiliates may perform services for the Partnership and shall be entitled to receive compensation therefore determined on an arms length, fair market value basis.

       Section 7.6   INDEMNIFICATION

       A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Partnership or its business, affairs, properties or operations, or to indebtedness or obligations of the Partnership for which the Indemnitees is or is alleged to be liable, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness or obligations of the Partnership (including without limitation, any indebtedness or obligations which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness or obligations. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this
Section 7.6.

       B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding, notwithstanding any limitation otherwise imposed by the Act or other relevant laws.

       C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in a capacity which entitles it to indemnity hereunder.

       D. The Partnership may, but shall not be obligated to, purchase and maintain insurance on behalf of the Indemnitees against any liability covered by
Section 7.6(A) that may be asserted against one (1) or more Indemnitees or expenses that may be incurred by one (1) or more Indemnitees.

       E. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

       F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

       G. The provisions of this Section 7.6 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to matters occurring or liability undertaken, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims related thereto may arise or be asserted.

       Section 7.7   LIABILITY OF THE GENERAL PARTNER

       A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

       B. The Limited Partners, for themselves and the Assignees, expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners or the Assignees, including, without limitation, the tax consequences to any Limited Partners or Assignees (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and, subject to the terms of Section 7.3.C, that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners or the Assignees in connection with such decisions, provided that the General Partner has acted in good faith and has not violated any express provision of this Agreement. In the event of a conflict between the interests of the General Partner's shareholders on one hand and the Limited Partners and the Assignees on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners or the Assignees; provided, however, that any such conflict which cannot be resolved in a manner not adverse to either the General Partner's shareholders or the Limited Partners or the Assignees shall be resolved in favor of the General Partner's shareholders.

       C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall be responsible for all conduct on the part of any such agent.

       D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

       Section 7.8   OTHER MATTERS CONCERNING THE GENERAL PARTNER

       A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

       B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and the General Partner will not be liable for any loss, liability, damage, cost or expense, including, without limitation, attorneys' fees and disbursements, resulting from any act taken or omitted to be taken in good faith in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence.

       C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

       D. Subject to any written agreements other than this Agreement entered into by the General Partner or its Affiliates with the Partnership or any Limited Partner or Assignee or any of their respective Affiliates, the General Partner, its Affiliates and any officer, director, employee, agent, trustee or shareholder of the General Partner or its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any of the Limited Partners or Assignees or any of their respective Affiliates shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of the General Partner or its Affiliates, and none of the General Partner or its Affiliates shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, any Limited Partner, any Assignee or any Affiliate of any of the foregoing, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, any Assignee or any Affiliate of any of the foregoing or could be taken by such Person.

       E. The General Partner makes no representation that the Limited Partners or Assignees will not recognize gain or income that would be taxable as a result of entering into this Agreement as contemplated by the Contribution Agreements. Any costs of administering the defense of such liability is the sole responsibility of the Limited Partners and the Assignees and is not subject to indemnification under this Agreement. The General Partner shall have no liability whatsoever with respect to the effect on any Limited Partner or Assignee of any Transfer, including, without limitation, of any economic interest to any Assignee, of all or any portion of a Limited Partner Interest.

       Section 7.9   TITLE TO PARTNERSHIP ASSETS

       Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets shall be held in the name of the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records.

       Section 7.10   RELIANCE BY THIRD PARTIES

       Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership. Nothing in this Section 7.10 limits the General Partner's liability to the Partnership and the Limited Partners and the Assignees for actions taken by the General Partner that are not authorized under this Agreement.

       Section 7.11 GENERAL PARTNER'S CAPITAL CONTRIBUTION TO FUND THE CONTRIBUTORS' PRORATIONS AND OTHER EXPENSES UNDER THE CONTRIBUTION AGREEMENTS.

       The General Partner's Capital Contributions made at the times of acquisition of the Contributed Properties and interests therein shall be used by the General Partner to repay loans and certain closing costs of the General Partner and the Contributors, in each case as provided in the Contribution Agreements, and, to the extent that any portion of such Capital Contributions remains after application to such uses, the remaining funds may be used by the General Partner for any other purpose in accordance with the terms of this Agreement.


                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

       Section 8.1   LIMITATION OF LIABILITY

       Subject to any written agreements entered into by one (1) or more of the Limited Partners or the Assignees, the Limited Partners and the Assignees shall have no liability for the indebtedness or obligations of the Partnership and no obligations or liability to the Partnership, the General Partner, or Affiliates of the General Partner, except as expressly provided in this Agreement, including, without limitation, Section 10.5 hereof, or under the Act.

       Section 8.2   MANAGEMENT OF BUSINESS

       No Limited Partner or Assignees shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or the Assignees under this Agreement.

       Section 8.3   OUTSIDE ACTIVITIES OF LIMITED PARTNERS AND ASSIGNEES

       Subject to any written agreements entered into by a Limited Partner or an Assignee or their Affiliates with the Partnership or the General Partner, any Limited Partner, any Assignee, any Affiliate of a Limited Partner or any Assignee and any officer, director, employee, agent, trustee or shareholder of any Limited Partner or any Assignee or their Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner or Assignee nor any of their Affiliates shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner or any Assignee or their Affiliates. No Limited Partner or Assignee nor any of their Affiliates shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, the General Partner, another Limited Partner or Assignee or any of their respective Affiliates even if such opportunity is of a character which, if presented to the Partnership, the General Partner another Limited Partner or Assignee or any of their respective Affiliates could be taken by such Person.

       Section 8.4   RETURN OF CAPITAL

       No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, including, without limitation, any amendments hereto in accordance with Section 12.2, no Partner or Assignee shall have priority over any other Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

       Section 8.5   EXCHANGE RIGHTS OF QUALIFYING PARTIES

       A. After the first (1st) anniversary of each Closing Date (as that term is defined in the Contribution Agreement pursuant to which such Closing Date occurred), an Initial Limited Partner who received a Limited Partner Interest on such Closing Date or any Qualifying Party who has succeeded to such Limited Partner Interest or the economic interest therein shall have the right (the "Exchange Right") (subject to the terms and conditions set forth herein) to require (subject to the exchange rights set forth in Section 8.5.B hereof) the Partnership to redeem all or a portion of such Limited Partner Interests (such Limited Partner Interests being hereinafter called "Tendered Units") in exchange for the Cash Amount multiplied by the REIT Shares Amount with respect to the Tendered Units plus the aggregate amount of any distributions owed but unpaid in respect of the Tendered Units pursuant to Section 5.1 hereof on the applicable Issuance Date (the "Cash Payment"), which product shall be due and shall be paid on the Issuance Date following the Specified Exchange Date relating to such Tendered Units. In such event, the General Partner shall contribute to the Partnership such Cash Payment, and the Applicable Qualifying Party's Tendered Units shall be redeemed in exchange for such Cash Payment in the following manner and with the following consequences: such redemption, to the extent it does not represent distributions required to be paid pursuant to Section 5.1(B) which are accrued but unpaid, shall be treated as a distribution to such Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the redemption by the Unrecovered Capital Amount allocated to the Tendered Units, and the General Partner's Unrecovered Capital Amount as of the date of the redemption shall be increased by the Unrecovered Capital Amount allocated to the Tendered Units.

       Any such exchange or redemption shall be exercised pursuant to a notice of exchange in substantially the form attached hereto as EXHIBIT C (a "Notice of Exchange") delivered to the General Partner, Attn: Chief Financial Officer, and Goodwin, Procter & Hoar LLP, etc., Attn: David W. Watson, Esq., by the applicable Qualifying Party when exercising its Exchange Right (the "Tendering Party").

       B. Notwithstanding the provisions of Section 8.5.A hereof, upon an election by a Tendering Party of its Exchange Right, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit, acquire the Tendered Units from the Tendering Party in exchange for REIT Shares. In the event the General Partner elects this option, (i) the

General Partner shall send notice of such election (the "General Partner Election") to the Tendering Party at the address listed on the Notice of Exchange not later than ten (10) Business Days following the applicable Specified Exchange Date and (ii) on or before the applicable Issuance Date, the General Partner shall cause its transfer agent to issue in exchange for the Tendered Units (plus any distributions pursuant to Section 5.1(B) which are accrued but unpaid) REIT Shares (the "Exchange Shares") in a number equal to (i) the REIT Shares Amount plus (ii) the aggregate amount of any distributions owed but unpaid to the Qualifying Party pursuant to Section 5.1 hereof with respect the Tendered Units on the applicable Issuance Date divided by the Value of one REIT Share; PROVIDED, HOWEVER, that in lieu of any fractional REIT Share resulting from such calculation, the Partnership may pay the Tendering Party cash equal to the Cash Amount attributable to the fractional REIT Share if the General Partner contributes to the Partnership the Cash Amount attributable to such fractional REIT Share. Such exchange shall be treated as a sale of such Tendered Units to the General Partner for federal income tax purposes and such exchange shall be deemed to have the following consequences hereunder: such exchange, to the extent it does not represent distributions required to be paid pursuant to Section 5.1(B) which are accrued but unpaid, shall be treated as a distribution to such Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the exchange by the amount equal to the Unrecovered Capital Amount allocated to the Tendered Units, and the

General Partner's Unrecovered Capital Amount as of the date of exchange shall be increased by the Unrecovered Capital Amount allocable to the Tendered Units for which Exchange Shares are issued. In the event cash is used in lieu of fractional REIT Shares, the consequences hereunder shall be identical to those under Section 8.5.A. In determining whether to elect to exchange for REIT Shares or in the event that the Notice of Exchange indicates to the General Partner, in its reasonable discretion upon the advice of its counsel, the need to review additional documentation from such Tendering Party, the General Partner may require that the Tendering Party submit to the General Partner, in addition to the Notice of Exchange, (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit, or the Hart-Scott-Rodino Act, (ii) such other written representations, investment letters, legal opinions or other instruments necessary, in the General Partner's good faith opinion, to effect compliance with the Securities Act or any other federal or state securities law or to determine the accuracy of any representation or warranty set forth in a Notice of Exchange and (iii) so long as the Exchange Shares are not being registered under the applicable Registration Rights Agreement (as defined below) pursuant to an issuance registration statement, a Prospective Subscriber Questionnaire in the form of EXHIBIT D hereto. If the General Partner so determines that it shall require such additional documents, affidavits, instruments and other information referred to in the immediately preceding sentence, (i) the General Partner shall send notice thereof (which notice shall include the General Partner Election) to such Tendering Party not more than ten (10) days following the applicable Specified Exchange Date; and (ii) the General Partner shall have the right to delay the Issuance Date with respect to such Tendered Units for such time following receipt of such requested additional documents, affidavits, instruments and other information as the General Partner reasonably needs to determine (A) whether the exchange complies with the Ownership Limit and all applicable state and federal securities laws; (B) whether the Exchange would violate, or could cause a filing under, the Hart-Scott-Rodino Act or any other federal antitrust statute; or (C) whether the representations and warranties made by the Tendering Party pursuant to the Notice of Exchange and the Prospective Subscriber Questionnaire delivered therewith are true and correct as of the date of the applicable Specified Exchange Date. Upon review of the documents and other information requested pursuant to the previous sentence, the General Partner shall send a final notice to the Tendering Party of whether the General Partner will issue cash or REIT Shares to such Tendering Party or whether the General Partner shall be unable to execute the Exchange pursuant to the terms of this Agreement; provided that if the General Partner determines that it cannot issue REIT Shares to a Qualifying Party without violating the Ownership Limit or applicable federal or state securities laws or without making a filing under the Hart-Scott-Rodino Act, the General Partner will be obligated to redeem the Tendered Units tendered by such Qualifying Party for cash in accordance with Section 8.5(A), subject to the condition that the total amount the General Partner will be obligated to contribute to the Partnership for redemption of Tendered Units under such circumstances during any 12- month period will be limited to $1,000,000 until the Avondale Bear Creek Limited Partnership contributes its Contributed Property to the Partnership and $2,000,000 thereafter. The Exchange Shares shall be delivered by the General Partner as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the General Partner's charter and the bylaws of the General Partner, and restrictions on transfer consistent with the Securities Act and applicable state and federal securities laws (taking into account the General Partner's obligations under the applicable Registration Rights Agreement). REIT Shares issued pursuant to this Section 8.5.B may contain such legends regarding restrictions on transfer under the Securities Act and applicable state and federal securities laws as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws (taking into account the General Partner's obligations under the applicable Registration Rights Agreement). Upon delivery by the General Partner of the REIT Shares to the Tendering Party, the Tendering Party shall automatically be entitled to the rights and be subject to the obligations and conditions under any applicable Registration Rights Agreement between the General Partner and certain of the Initial Limited Partners (a "Registration Rights Agreement").

       C. If a Partner Record Date with respect to any Tendered Unit precedes the date (the "Delivery Date") on which a Tendering Party receives cash or REIT Shares pursuant to this Article 8, such Tendering Party shall be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests (or the economic interest therein) on such Partner Record Date with respect to the Tendered Units. If the Partner Record Date with respect to any Tendered Unit is on or after the applicable Delivery Date, and the Tendering Party receives REIT Shares in connection with such exchange, the Tendering Partner shall not be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests (or the economic interest therein) on such Partner Record Date with respect to the Tendered Units exchanged but shall be entitled to any dividends payable with respect to any record holder as of the record date for holders of REIT Shares that is on or after such Delivery Date.

       D. Notwithstanding anything herein to the contrary, with respect to any exchange or redemption of Tendered Units pursuant to this Article 8:

              (1) Subject to the Ownership Limit, no Tendering Party may effect an Exchange for less than One Thousand (1,000) Limited Partner Units or, if such Tendering Party holds less than One Thousand (1,000) Limited Partner Units, all of the Limited Partner Units held by such Tendering Party.

              (2) The consummation of any exchange or redemption of Tendered Units shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act as amended.

              (3) Except as provided in Section 8.5 hereof, the Tendering Party shall continue to own (subject, in the case of a Substituted Limited Partner, to the provisions of Section 11.5 hereof) all Limited Partner Interests subject to any Exchange or Cash Option, and be treated as a Limited Partner or an Assignee, as applicable, with respect such Limited Partner Interests or the economic interest therein for all purposes of this Agreement, until such Limited Partner Interests are either exchanged for REIT Shares, pursuant to Section 8.5.B hereof, or redeemed for cash pursuant to Section 8.5.A hereof. Except as otherwise provided in this Agreement, upon the Delivery Date, all rights and obligations of the Tendering Party (and, if the Tendering Party is an Assignee, the Limited Partner who owns the respective Limited Partner Interests) with respect to the Tendered Units exchanged or redeemed hereunder shall cease and, to the extent such Tendering Party elects to exchange all Limited Partner Interests held by such Tendering Party, the Tendering Party (and, if the Tendering Party is an Assignee, the Limited Partner who owns the respective Limited Partner Interests except to the extent such Limited Partner also holds other Limited Partner Interests) shall no longer be a Limited Partner or an Assignee, as the case may be, with respect to this Agreement. Except as provided in Section 8.5.B hereof, until an exchange of the Tendered Units by the General Partner pursuant to Section 8.5.B hereof and the receipt by a Qualifying Party of REIT Shares, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the REIT Shares issuable in connection with such Exchange.

       E. In connection with an exercise of an Exchange Right pursuant to this Article 8, each Tendering Party shall represent or covenant the following to the General Partner, which representations and covenants shall be included within the Notice of Exchange:

              (1) A written affidavit disclosing to the best of its knowledge the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by
       (i) such Tendering Party and (ii) any Related Party;

              (2) A written representation that neither the Tendering Party nor to the best of its knowledge any Related Party has any intention to acquire any additional REIT Shares prior to delivery of cash or Exchange Shares for the Tendered Units pursuant to Section 8.5; and

              (3) A covenant, as a condition to the closing of an Exchange, that until the delivery of the relevant Exchange Shares or cash the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party will remain unchanged from that disclosed above.

       F. Notwithstanding any other provisions of this Agreement, a Qualifying Party shall not be entitled to effect an Exchange or redemption, whether in REIT Shares or for cash, to the extent the ownership or right to acquire the Exchange Shares that could be issued to such Qualifying Party would cause such Qualifying Party or any of its Related Parties to violate the Ownership Limit. To the extent any attempted Exchange would be in violation of this Section

8.5.F, it shall be null and void ab initio and such Qualifying Party shall not acquire any rights or economics interests in REIT Shares otherwise issuable upon such Exchange.

       G. If the General Partner or the Partnership is unable to consummate an Exchange or redemption, whether in REIT Shares or for cash, pursuant to Sections 8.5.A or 8.5.B due to operation of law or pursuant to the terms of this
Article 8 for any reason, subject to the terms of Section 8.5.B, the General Partner shall either pay or cause to be paid to each Tendering Party the Cash Amount attributable to such Tendered Units in the manner and with the consequences described in Section 8.5.A hereof or, in the General Partner's sole and absolute discretion, the General Partner shall cause the Tendered Units to be exchanged for REIT Shares in the manner and with the consequences described in Section 8.5.B hereof, in each case to the extent permitted by applicable law.

       H. As long as any Limited Partner Interests are outstanding, the General Partner agrees to have authorized but unissued that number of REIT Shares equal to the number of Limited Partner Units outstanding multiplied by the Adjustment Factor.

       Section 8.6   THE GENERAL PARTNER'S RIGHT TO CALL LIMITED PARTNER
                     INTERESTS

       A. Notwithstanding any other provision of this Agreement, on and after the earlier of September 12, 2009 or the date on which Limited Partner Units representing more than 70% of the Limited Partner Units issued to the Initial Limited Partners have been exchanged or redeemed, whether in REIT Shares or for cash, pursuant to Section 8.5 hereof, the General Partner shall have the right, but not the obligation, from time to time and at any time to exchange or redeem all (but not less than all) outstanding Limited Partner Interests by treating each Qualifying Party as a Tendering Party who has delivered a Notice of Exchange pursuant to Section 8.5.A hereof for the amount of Limited Partner Interests held by it, by notice to such Qualifying Party that the General Partner has elected to exercise its rights under this Section 8.6. For purposes of this Section 8.6, any Limited Partner and Assignee (whether or not otherwise a Qualifying Party) shall be treated as a Qualifying Party that is a Tendering Party.

       B. In the event that the General Partner exercises its rights pursuant to Section 8.6.A, each Limited Partner and Assignee shall execute all documents referred to in Section 8.5 hereof and requested in writing by the General Partner (or advise the General Partner why it cannot truthfully make any representation or warranty contained therein).


       C. In the event that the General Partner exercises its rights pursuant to Section 8.6.A hereof but such an Exchange or redemption cannot be effected or a dispute arises with respect to the such rights, (i) the General Partner shall have a right to specific performance and (ii) the General Partner shall be entitled to withhold distributions under Article 5 of this Agreement with respect to any defaulting Limited Partner or Assignee.

       Section 8.7   OTHER EXCHANGES

       Notwithstanding the provisions of Sections 8.5 or 8.6 hereof, nothing in this Agreement shall preclude the exchange, whether for REIT Shares or cash, of Limited Partner Interests by any Qualifying Party upon such terms and conditions as may be negotiated between the Qualifying Party holding such Limited Partner Interests, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion. Such an exchange may include the payment of cash by the General Partner to the Qualifying Party, in a lump sum or in installments, or the distribution in kind of assets of the General Partner to such Qualifying Party (which assets may be encumbered), including assets to be designated by the Qualifying Party and acquired (with or without debt financing) by the General Partner. In effecting any such exchange by negotiated agreement, neither the General Partner nor the Qualifying Party, shall incur any liability to any other Limited Partner or Assignee or have any duty to offer the same or similar terms for exchange of any other Qualifying Party.

       Section 8.8 RIGHT TO NOTICE UPON SPECIAL DIVIDEND BY BAY. In the event that Bay or any successor in interest makes a distribution to its shareholders of property or securities other than REIT Shares other than as a regular quarterly dividend at any time following the first anniversary of a Closing Date (as such term is defined under each Contribution Agreement), (i) Bay shall give notice to the Limited Partners of such special dividend at the same time it notifies its shareholders of such dividend, (ii) each Limited Partner shall have at least three business days following receipt of notice of the special dividend to elect to exchange its Limited Partner Interests pursuant to Section 8.5 and
(iii) Bay shall execute any exchange elected by a Limited Partner following proper notice hereunder prior to the record date for Bay's shareholders to receive the special dividend.


                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

       Section 9.1   RECORDS AND ACCOUNTING

       The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

       Section 9.2   FISCAL YEAR

       The fiscal year of the Partnership shall be the calendar year.

       Section 9.3   REPORTS

       A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner and Assignee as of the close of the Partnership Year, an annual report containing unaudited financial statements of the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles.

       B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter, the General Partner shall cause to be mailed to each Limited Partner and Assignee as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

       Section 9.4   CONFIDENTIAL MATERIAL.

       The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.


                                   ARTICLE 10
                                   TAX MATTERS

       Section 10.1   PREPARATION OF TAX RETURNS

       The General Partner shall arrange for the preparation and timely (including valid extensions) filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within seventy-five (75) days of the close of each taxable year, the tax information required to be furnished to the Limited Partners and Assignees for federal income tax reporting purposes.

       Section 10.2   TAX ELECTIONS

       Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any tax election it makes (except any election under Section 754 of the Code made on behalf of a Limited Partner or an Assignee) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

       Section 10.3   TAX MATTERS PARTNER

       A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners and the Assignees. Notwithstanding anything herein to the contrary, the tax matter partner shall, upon receipt of notice from the IRS, give notice of an administrative proceeding with respect to the Partnership to all Limited Partners and Assignees in accordance with, and as if such Limited Partners and Assignees were each a "notice partner" pursuant to, Section 6231(a)(8) of the Code.

       B. Except to the extent any action described below conflicts with the General Partner's prohibition on causing a tax termination of the Partnership as described in Section 7.3.A hereof, the tax matters partner is authorized, but not required:

              (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner or Assignee for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners and Assignees, except that such settlement agreement shall not bind any Partner or Assignee
                     (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or Assignee; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

              (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner or Assignee for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

              (3) to intervene in any action brought by any other Partner or Assignee for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

              (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner or Assignee for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners or Assignees or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations and not prohibited by this Agreement.

       The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the General Partner as tax matters partner.

       C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

       Section 10.4   ORGANIZATIONAL EXPENSES

       The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

       Section 10.5   WITHHOLDING

       Each Limited Partner, for itself and its Assignees, hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner or Assignee any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner or Assignee pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner or Assignee shall constitute a loan by the Partnership to such Limited Partner or Assignee, which loan shall be repaid by such Limited Partner or Assignee within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or Assignee; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner or Assignee. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner or Assignee. Each Limited Partner or Assignee hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest or Assignee's economic interest to secure such Limited Partner's or Assignee's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner or Assignee fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner or Assignee, and in such event shall be deemed to have loaned such amount plus the amount of its attorneys' fees incurred in connection with making and enforcing the terms of such loan, to such defaulting Limited Partner or Assignee and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner or Assignee. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner or Assignee until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner or Assignee and immediately paid by the defaulting Limited Partner or Assignee to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner or Assignee hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner and Assignee shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

       Section 11.1   TRANSFER

       No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions of this Agreement. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this
Article 11 shall be null and void. Without limiting any other term of this Agreement, no Transfer or purported Transfer prohibited under Paragraph 4.D. of the agreement of record by which the Partnership assumed the Prudential Debt ("Paragraph 4.D.") shall be effective, and no Transfer or purported Transfer shall be effective unless and until the proposed transferee, including, without limitation, lienholder, delivers to the General Partner such representations and agreements as are required under Paragraph 4.D.

       Section 11.2   TRANSFER OF THE GENERAL PARTNER INTEREST

       A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner except as provided in this Section 11.2 unless the Limited Partners (excluding any Limited Partner who is also the General Partner or an Affiliate of the General Partner) holding sixty percent (60%) of the Percentage Interests of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner) consent to such transfer or withdrawal. The General Partner may Transfer its General Partner Interest (or any portion thereof) to a qualified REIT subsidiary of the General Partner without the consent of the Limited Partners so long as arrangements are made so that the REIT Shares to be issued pursuant to Section 8.5(B) continue to be shares of the General Partner's common stock, par value $0.01 per share.

       B. Notwithstanding anything to the contrary contained in this Agreement, the General Partner may engage in any merger, consolidation or other combination with or into another Person regardless of whether such other person is a REIT, or sell all or substantially all of its assets, or effect any reclassification or recapitalization or change in the terms of outstanding REIT Shares (each, a "Transaction"), all without the prior approval of any Limited Partners, provided that following any such Transaction any Qualifying Party continues to be entitled to exchange all or any portion of the Limited Partner Interests held by such Qualifying Party for REIT Shares or other similar securities, taking into account following such Transaction any adjustments to the Adjustment Factor, such REIT Shares are publicly traded on the American Stock Exchange or the New York Stock Exchange (or, if they cease to exist, a nationally recognized securities exchange) and such Qualifying Parties continue to be entitled to the benefits of the Registration Rights Agreement or other rights substantially the same as those provided to them in the applicable Registration Rights Agreement.

       C. If a purchase or cash tender offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Qualifying Party shall be entitled to elect to receive in connection with (and prior to the Closing of) such Transaction the amount of cash and/or the value in cash of other consideration which such holder would have received had it exercised its Exchange Rights and received REIT Shares in exchange for its Limited Partner Interests (or economic interests therein) immediately prior to the expiration of such purchase or tender offer and had thereupon accepted such purchase or tender offer. Upon such election, the Qualifying Party shall cease to be a Limited Partner of the Partnership and its Limited Partner Interests shall be deemed to be transferred to the General Partner effective upon the payment of such cash or other consideration. If an exchange offer shall have been made and accepted pursuant to which the holders of more than fifty percent (50%) of the outstanding REIT Shares exchange their REIT Shares for equity securities of the acquiring Person, which are publicly traded on a nationally recognized securities exchange or quotation system, and the General Partner Interest is Transferred, then the Adjustment Factor shall be adjusted to reflect such Transaction and each holder of Limited Partner Interests who is a Qualifying Party shall be entitled to exchange all or any portion of the Limited Partner Interests (or economic interest therein) held by such Qualifying Party for REIT Shares of such acquiring Person.

       The General Partner will give each Limited Partner and each Assignee who has provided the General Partner with its identity and address notice of any tender offer or exchange offer to which this Section 11.2(C) would apply promptly after the General Partner learns of the tender offer or exchange offer (subject to limitations on disclosure dictated by applicable laws, rules and regulations).

       Section 11.3    LIMITED PARTNERS' RIGHTS TO TRANSFER

       Except as provided in this Section, no Limited Partner shall have the right to Transfer all or any portion of its Partnership Interest, including, without limitation, all or any portion of the economic rights appurtenant thereto, without the consent of the General Partner, which may be withheld; provided that as long as a Transfer complies in the General Partner's reasonable judgment with applicable federal and state securities laws, a Limited Partner shall have the right, without the consent of the General Partner but upon not less than five (5) Business Days' prior written notice containing the identity and address of the proposed transferee and such other information about such proposed transferee as the General Partner shall reasonably request to enable it to determine that such proposed transfer is permitted hereunder without its consent and to enable it to perform its obligations under this Agreement with respect to such transferee, to Transfer its Partnership Interest (or a portion thereof) to one or more of the following (each a "Permitted Transferee") who, subject to the terms of this Article below, shall become Substituted Limited Partners: (i) in the case of a Limited Partner that is an individual, a member of the Immediate Family of such Limited Partner or a trust for the benefit of such Limited Partner and/or one or more members of its Immediate Family, (ii) to an entity in which more than fifty-one percent (51%) of the beneficial interests therein are owned by such Limited Partner or members of his or her Immediate Family and which is controlled by such Limited Partner or members of his or her Immediate Family, (iii) another Limited Partner or (iv) in the case of a Limited Partner that is an entity, to one or more persons who hold an equity interest in such Limited Partner as of the date of its admission to the Partnership as a Limited Partner or to whom a Transfer would be permitted under items (i), (ii) or (iii) above in this Section, provided that each Permitted Transferee executes and delivers the Investment Documents. Subject to the conditions that any assignment complies in the General Partner's reasonable judgement with the applicable federal and state securities laws and that any proposed assignee qualifies as an "accredited investor" under Rule 501 of the Securities Act, the Initial Limited Partners shall have the right, without the consent of the General Partner but upon not less than five (5) Business Days' prior written notice containing the identity and address of the proposed transferee and such other information about such proposed transferee as the General Partner shall reasonably request to enable it to determine that such proposed transfer is permitted hereunder without its consent and to enable it to perform its obligations under this Agreement with respect to such transferee, to assign their economic rights (or a portion thereof) appurtenant to their Limited Partner Interests and their Exchange Rights pursuant to Section 8.5 to no more than thirty-five assignees in the aggregate (but not the right to substitute such assignee as a Substituted Limited Partner), and such assignee of economic rights shall be an "Assignee" for purposes of this Agreement. By becoming an Assignee, such transferee shall be deemed to have become bound by the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have no obligation of any kind to any transferee of all or any portion of a Partnership Interest, including, without limitation, any Permitted Transferee or Assignee, with respect to which the General Partner has not received the notice required under this Agreement.

       Section 11.4   SUBSTITUTED LIMITED PARTNERS

       A. Other than as set forth in Section 11.3, no Limited Partner or Assignee shall have the right to substitute a transferee (including, without limitation, an "Assignee" under Section 11.3) as a Limited Partner in his or its place. The General Partner shall, however, have the right to consent to the admission of a proposed transferee of all or any portion of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Admission as a Substitute Limited Partner shall not be effective until such transferee executes and delivers to the General Partner the following investment documents (collectively, the "Investment Documents"): (i) a signed copy of this Limited Partnership



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


Agreement (and the Transferee agrees to be bound to all rights and responsibilities of a Limited Partner hereof); (ii) a Prospective Subscriber Questionnaire substantially in the form of the Prospective Subscriber Questionnaire provided to and delivered by each of the Initial Limited Partners and (iii) a certificate representing and warranting to the General Partner the investment representations and warranties as set forth in EXHIBIT E to this Agreement with respect to such Transferee. The General Partner's failure or refusal under this Section 11.4.A to permit a transferee of any such Limited Partner Interests (other than a Permitted Transferee) to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

       B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

       C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend EXHIBIT A to reflect the name, address, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

       Section 11.5   ASSIGNEES

       An Assignee shall be deemed to have had assigned to it, the share of Net Income, Net Losses, and any other items of gain, loss deduction and credit of the Partnership attributable to the economic interest assigned to such Assignee, and shall be entitled to receive distributions from the Partnership attributable to such economic interest, but, shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (the vote with respect to such Partnership Interest being retained by the transferor of such economic interest or, if such transferor will be unable to cast or waive such vote, such Partnership Interest shall be deemed to have been voted on a matter in the same proportion as all other Partnership Interests held by Limited Partners are voted).

       Section 11.6   INTENTIONALLY OMITTED.

       Section 11.7   GENERAL PROVISIONS

       A. No Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Partner's Partnership Interest in accordance with this Article 11.

       B. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all transferees of such Partnership Interest as Substitute Limited Partners.

       C.     INTENTIONALLY OMITTED

       D. If all or any portion of a Partnership Interest, including, without limitation, any economic interest, is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership fiscal years, then Net Income, Net Losses, each item of income, gain, expense or deduction and all other items attributable to such Partnership Interest or economic interest therein for such Partnership fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Partnership fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method or such other method permitted by the Code as the General Partner considers appropriate. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner or Assignee; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Interest or economic interest therein before the date of such transfer, assignment, or redemption shall be made to the transferor, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Interest or economic interest therein shall be made to the transferee.


                                   ARTICLE 12
                              ADMISSION OF PARTNERS

       Section 12.1   ADMISSION OF SUCCESSOR GENERAL PARTNER

       A successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 hereof shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. The successor General Partner shall execute and deliver to the Partnership and the Limited Partners a signed copy of this Limited Partnership Agreement and an agreement to be bound by all rights and responsibilities of the General Partner hereof. In the case of such admission on any day other than the first day of a Partnership fiscal year, all items attributable to the General Partner's Partnership Interest for such Partnership fiscal year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

       Section 12.2   AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
                      PARTNERSHIP

       For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of EXHIBIT A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.


                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

       Section 13.1   DISSOLUTION

       The Partnership shall not be dissolved by the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

       A.     the expiration of its term as provided in Section 2.5 hereof;

       B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after such event of withdrawal Limited Partners (excluding any Limited Partner who is also the General Partner or an Affiliate of the General Partner) who hold sixty percent (60%) or more by Percentage Interest of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner) agrees in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

       C. an election to dissolve the Partnership made by the General Partner with the Consent of Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner) holding sixty percent (60%) or more of the Percentage Interests of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner);

       D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

       E. the sale or distribution of all or substantially all of the assets and properties of the Partnership, in the case of a sale as long as the proceeds of such sale are distributed to the Partners in accordance with the terms of this Agreement.

       Section 13.2   WINDING UP

       A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and Assignees. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by sixty percent (60%) or more by Percentage Interest of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner) (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property. The Partnership property shall be liquidated as provided in Section 13.6, and the proceeds therefrom shall be applied and distributed in the following order:

              (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors; and

              (2) The balance, if any, to the General Partner, Limited Partners and Assignees in accordance with Section 5.1.B.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

       B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to Partners and Assignees as creditors). Additionally, with the consent of sixty percent (60%) by Percentage Interest of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner), the Liquidator may distribute to the Partners and Assignees, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. The Liquidator shall determine the fair market value of any property distributed in kind in accordance with the terms of this Section using such reasonable method of valuation as it may adopt.

       C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners and Assignees pursuant to this Article 13 may be:

              (1) distributed to a trust established for the benefit of the General Partner, Limited Partners and Assignees for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the

                     Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner, Limited Partners and Assignees from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner, Limited Partners and Assignees pursuant to this Agreement; or

              (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, PROVIDED THAT such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners and Assignees in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

       Section 13.3   RIGHTS OF PARTNERS AND ASSIGNEES

       Each Partner and Assignee shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, as it may be amended in accordance with the terms hereof, no Partner or Assignee shall have priority over any other Partner or Assignee as to the return of its Capital Contributions, distributions or allocations.

       Section 13.4   NOTICE OF DISSOLUTION

       In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, in time to permit exercise of Exchange Rights and the occurrence of the applicable Issuance Date prior to final distribution, provide written notice thereof to each of the Partners and Assignees.

       Section 13.5 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

       Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof and expiration of the period for tendering Partnership Interests provided for in Section 13.4, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

       Section 13.6   REASONABLE TIME FOR WINDING-UP

       A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up and to obtain the fair value thereof, and the provisions of this Agreement shall remain in effect during the period of liquidation.

       Section 13.7   WAIVER OF PARTITION

       Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

       Section 14.1   AMENDMENTS

       A. The General Partner shall submit any proposed amendment to this Agreement to the Limited Partners. Any proposed amendment that is not proposed by the General Partner shall, notwithstanding anything to the contrary contained in this Agreement, require the consent of the General Partner. The General Partner shall seek the written vote of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days. Subject to Section 14.1.C, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding sixty percent (60%) or more by Percentage Interest of the Limited Partners (excluding any Limited Partner who also is the General Partner or an Affiliate of the General Partner).

       B. Notwithstanding the foregoing but subject to Section 14.1.C, amendments may be made to this Agreement by the General Partner, without the consent of any Limited Partner or Assignee, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; or (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement. The General Partner shall reasonably promptly notify the Limited Partners whenever it exercises its authority pursuant to this Section 14.1.B.

       C. No amendment shall be adopted if it would (i) convert a Limited Partner Interest into a General Partner Interest, (ii) increase the liability of a Limited Partner or Assignee, (iii) except as otherwise permitted in this Agreement, alter any of the rights of the Partners or Assignees to distributions set forth in Article 5, or the allocations set forth in Article 6, (iv) alter or modify any aspect of the Exchange Rights as set forth in Article 8 hereof, (v) cause the early termination of the Partnership (other than pursuant to the terms hereof) or (vi) amend this Section 14, in each case without the consent of each Limited Partner and Assignee adversely affected thereby.

       D. Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

       Section 14.2   MEETINGS OF THE PARTNERS

       A. Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or consent of Limited Partners is permitted or required hereunder, such vote or consent shall be requested by the General Partner and may be given by the Limited Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 14.1.A.

       B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action to be taken is signed by the Partners owning the Percentage Interests required to vote in favor of such action, which consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

       C. Each Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner or his attorney-in-fact, (ii) shall expire eleven
(11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner granting such proxy.


                                   ARTICLE 15
                               GENERAL PROVISIONS

       Section 15.1   ADDRESSES AND NOTICE

       Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or one (1) day following deposit with a nationally recognized overnight courier service that issues a receipt upon delivery, such as Federal Express, at the address set forth in EXHIBIT A or such other address of which the Partner shall notify the General Partner in writing.

       Section 15.2   TITLES AND CAPTIONS

       All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

       Section 15.3   PRONOUNS AND PLURALS

       Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

       Section 15.4   FURTHER ACTION

       The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

       Section 15.5   BINDING EFFECT

       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

       Section 15.6   CREDITORS

       Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

       Section 15.7   WAIVER

       No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

       Section 15.8   COUNTERPARTS

       This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

       Section 15.9   APPLICABLE LAW

       This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

       Section 15.10   INVALIDITY OF PROVISIONS

       If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

       Section 15.11   ENTIRE AGREEMENT

       This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.



                         GENERAL PARTNER:

                         BAY APARTMENT COMMUNITIES, INC.,
                         a Maryland corporation


                         By: /s/ Jeffrey B. Van Horn
                             -------------------------------------------------
                             Name: Jeffrey B. Van Horn
                                   -------------------------------------------


                             Title: Vice President and Chief Financial Officer
                                    ------------------------------------------

                                          [CORPORATE SEAL]


                         LIMITED PARTNER

                         [Signature Pages Attached]

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                                  Randy J. Pace
             -------------------------------------------------------
                            (Name of Limited Partner)




                             /s/ Thomas J. Patterson
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             Thomas J. Patterson, Attorney-in-fact for Randy J. Pace
             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                              J. Ronald Terwilliger
             -------------------------------------------------------
                            (Name of Limited Partner)




                            /s/ J. Ronald Terwilliger
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






             -------------------------------------------------------
                            (Name of Limited Partner)




                             /s/ Robert C. Speicher
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)






             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                                 Paul M. Lehner
             -------------------------------------------------------
                            (Name of Limited Partner)




                               /s/ Paul M. Lehner
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.





                        TCF RESIDENTIAL PARTNERSHIP, LTD.
                         By: Mill Spring Holdings, Inc.
             -------------------------------------------------------
                            (Name of Limited Partner)




                              /s/ Timothy J. Hogan
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





                        Timothy J. Hogan, Vice President
             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                                 Max L. Gardner
             -------------------------------------------------------
                            (Name of Limited Partner)




                               /s/ Max L. Gardner
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                              Clifford A. Breining
             -------------------------------------------------------
                            (Name of Limited Partner)




                            /s/ Clifford A. Breining
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                       TCR Northern California 1993, Inc.
             -------------------------------------------------------
                            (Name of Limited Partner)




                            /s/ Clifford A. Breining
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





                                 Vice President
             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                        TC Residential Seattle III, Inc.
             -------------------------------------------------------
                            (Name of Limited Partner)




                            /s/ Clyde P. Holland, Jr.
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





                                    President
             -------------------------------------------------------
                    (Title of Representative, if Applicable)

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.






                               William W. Thompson
             -------------------------------------------------------
                            (Name of Limited Partner)




                             /s/ William W. Thompson
             -------------------------------------------------------
                (Signature of Limited Partner or Representative)





             -------------------------------------------------------
                    (Title of Representative, if Applicable)